                                                                      EXHIBIT 99

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP

                                DECEMBER 31, 2000




SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

 1.  Statement of Cash Available for Distribution for the:

                                                                Year Ended       Three Months Ended
                                                             December 31, 2000    December 31, 2000
                                                             -----------------   ------------------
        Net Income                                           $        384,000    $         186,000

        Add:    Depreciation                                          373,000              141,000
                Amortization                                            6,000                1,000
                Minority interest                                       1,000               (1,000)
        Less:   Cash to reserves                                     (659,000)            (301,000)
                                                             -----------------   ------------------


        Cash Available for Distribution                      $        105,000    $          26,000
                                                             =================   ==================

        Distributions allocated to General Partners          $          5,000    $           1,000
                                                             =================   ==================

        Distributions allocated to Limited Partners          $        100,000    $          25,000
                                                             =================   ==================

 2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2000:

               Entity Receiving                                  Form of
                 Compensation                                 Compensation                          Amount
         ------------------------------    --------------------------------------------          ------------

         General Partners                  Interest in Cash Available for Distribution           $      1,000


         WFC Realty Co., Inc.              Interest in Cash Available for Distribution           $          5
         (Initial Limited Partner)


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